Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Clearance.Co

We have audited the accompanying balance sheet of Clearance.Co as of December 31, 2013 and the related statement of operations, stockholders’ deficit, and cash flows for the period from April 22, 2013 (inception) to December 31, 2013. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clearance.Co as December 31, 2013 and the related statements of operations, stockholders’ deficit, and cash flows for the period from April 22, 2013 (inception) to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The  accompanying  financial  statements  have  been  prepared  assuming  that  the  entity  will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Las Vegas, Nevada

April 10, 2014

Clearance.Co
Balance Sheet

December 31,
2013
ASSETS:
Current assets:
Cash and cash equivalents	$103,875
Inventory	153,989
Advances receivable – related party	349,097
Total current assets	606,961

Fixed assets:
Office equipment, net of accumulated depreciation of $407	4,049

Other assets:
Restricted cash - reserves	69,382
Deposits held	2,520
Total other assets	71,902
TOTAL ASSETS	$682,912

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,625,150
Accrued interest	14,531
Reserve for returns and allowances	50,000
Total current liabilities	1,689,681

Long-term liabilities:
Convertible notes payable	503,000
Total long-term liabilities	503,000

Stockholders’ (deficit)
Common stock, no par value; 20,000,000 shares authorized;
10,000,000 shares issued and outstanding at December 31, 2013	10,000
Accumulated (deficit)	(1,519,769)
Total stockholders’ (deficit)	(1,509,769)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$682,912

The accompanying notes are an integral part of these financial statements.

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Clearance.Co
Statement of Operations
April 22, 2013
(Inception) to
December 31,
2013
REVENUE:
Sales, net of allowances	$2,075,003
Cost of goods sold	1,320,750
Gross profit	754,253

Operating expenses:
Selling expenses	167,596
Promotional and marketing expenses	1,832,502
General and administrative expenses	70,089
Salaries and wages	187,904
Total operating expenses	2,258,091

Other (expense):
Interest expense	15,931
Total other (expense)	15,931

Income tax expense	-

NET (LOSS)	$(1,519,769)

Net (loss) per common share – Basic and diluted	$(0.15)
Weighted average common shares outstanding – Basic and diluted	10,000,000

The accompanying notes are an integral part of these financial statements.

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Clearance.Co.
Statement of Stockholders’ (Deficit)

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	(Deficit)	(Deficit)

Balance, April 22, 2013 (inception)	-	$-	$-	$-

Founders’ shares issued
for services	10,000,000	10,000	-	10,000

Net (loss)	-	-	(1,519,769)	(1,519,769)

Balance, December 31, 2013	10,000,000	$10,000	$(1,519,769)	$(1,509,769)

The accompanying notes are an integral part of these financial statements.

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Clearance.Co
Statement of Cash Flows

April 22, 2013
(Inception) to
December 31,
2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,519,769)
Adjustments to reconcile net (loss) from operations to
net cash used in operating activities:
Stock issued for services	10,000
Depreciation	407
Changes in operating assets and liabilities:
(Increase) in inventory	(153,989)
(Increase) in other assets	(2,520)
(Increase) in reserves	(69,382)
Increase in accounts payable and accrued expenses	1,625,150
Increase in accrued interest	14,531
Increase in allowance for returns	50,000
Net cash provided by operating activities	(45,572)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(4,456)
Advances – related party	(349,097)
Net cash (used) in investing activities	(353,553)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes payable	503,000
Net cash provided by financing activities	503,000

NET INCREASE IN CASH	103,875
Cash – beginning	-
CASH – ENDING	$103,875

SUPPLEMENTAL NON-CASH DISCLOSURES
Interest paid	$-
Income tax paid	$-

The accompanying notes are an integral part of these financial statements.

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Clearance.Co

Notes to the Financial Statements

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business

The Company was incorporated on April 22, 2013 (Date of Inception) under the laws of the State of California, as Clearance.co.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America, and are expressed in U.S. dollars. The Company is an online retailer offering discount brand name, non-brand name and closeout merchandise for sale on its website to primarily consumers.

Concentration of credit risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013. The respective carrying value of certain on- balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses, accounts payable, accrued expense, and notes payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

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Clearance.Co

Notes to the Financial Statements

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)

As of December 31, 2013:

  Fair Value Measurements

Level 1                Level 2                Level 3            Total Fair Value

Assets
Advances receivable – related party
Liabilities

     $    -            349,097               $                -       $      349,097

Convertible notes payable - 503,000 - 503,000

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventory

Inventories consist of merchandise held for sale in the ordinary course of business, including cost of freight  and  other  miscellaneous  acquisition  costs,  and  are  stated  at  the  lower  of  cost,  or  market determined on the first-in-first-out basis.  The Company records a write-down for inventories, which have become obsolete or are in excess of anticipated demand or net realizable value. The Company performs a detailed review of inventory each period that considers multiple factors including demand forecasts, market conditions, product life cycle status, product development plans and current sales levels. If future demand or market conditions for the Company’s products are less favorable than forecasted or if unforeseen changes negatively affect the utility of the Company’s inventory, it may be required to record additional write-downs, which would negatively affect gross margins in the period when the write-downs are recorded. If actual market conditions are more favorable, the Company may have higher gross margins when products incorporating inventory that were previously written down are sold.

Property and equipment

The Company records all property and equipment at cost less accumulated depreciation.  Improvements are capitalized while repairs and maintenance costs are expensed as incurred.  Depreciation is calculated using the straight-line method over the estimated useful life of the assets or the lease term, whichever is shorter. Leasehold improvements include the cost of the Company’s internal development and construction department. Depreciation periods are as follows:

•

Computer equipment

3 years

•

Furniture and fixtures

7 years

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Clearance.Co

Notes to the Financial Statements

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock based compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Revenue recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts.

The Company allows refunds for only incorrect items or a damaged or defective item within 15 days of receiving the product.  The Company does not honor warranties for damaged or defective items beyond

15 days of receiving the product.

Advertising and marketing costs

The Company expenses all costs of advertising and marketing costs as incurred.  Advertising and marketing costs totaled $1,832,502 for the period of inception (April 22, 2013) to December 31, 2013.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2013, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

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Clearance.Co

Notes to the Financial Statements

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2013, no income tax expense has been incurred.

Loss per common share

Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of the statements of operations.  Basic EPS is computed by dividing reported losses by the weighted average shares outstanding.  Loss per common share has been computed using the weighted average number of common shares outstanding during the year.

Year end

The Company’s fiscal year end is December 31.

New recent pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. There are no new accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and marketing. As a result, the Company incurred accumulated net losses from inception (April 22, 2013) through the period ended December 31, 2013 of $1,519,769. In addition, the Company’s development activities since inception have been financially sustained through capital contributions from a shareholder.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INVENTORY

The following is a summary of inventories:

December 31,
2013
Finished Goods                            $ 153, 989

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Clearance.Co

Notes to the Financial Statements

NOTE 4 – FIXED ASSETS

The following is a summary of fixed assets:

December 31,
2013

Computer equipment	$4,456
Less: accumulated depreciation	(407)
Fixed assets, net	$4,049

Depreciation expense from inception (April 22, 2013) through the period ended December 31, 2013 was $407.

NOTE 5 – NOTES PAYABLE – CURRENT

On June 5, 2013, the Company executed an unsecured promissory note with a third party for $20,000. The loan was repaid in full with accrued interest of $1,400 on December 9, 2013.

.

NOTE 6 – CONVERTIBLE NOTES PAYABLE – LONG TERM

On September 1, 2013, the Company executed an unsecured promissory note with a third party for $303,000.   The loan bears 12% interest and is due on September 1, 2015 with a balloon payment of principal and accrued interest.  The note is convertible into shares of the Company’s common stock at $1 per share.  During the period from inception (April 22, 2013) through the period ended December 31, 2013 the interest expense was $13,282.

On December 12, 2013, the Company executed an unsecured promissory note with a third party for $200,000. The loan bears 12% interest and is due on December 12, 2015 with a balloon payment of principal and accrued interest.  The note is convertible into shares of the Company’s common stock at $1 per share.  During the period from inception (April 22, 2013) through the period ended December 31, 2013 the interest expense was $1,249.

NOTE 7 – LEASE OBLIGATIONS

The Company leases its office space under an operating lease agreement that expires August 12, 2014. Future minimum lease payments for 2014 are approximately $18,900.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 20,000,000 shares of no par value common stock. The Company has 10,000,000 shares issued and outstanding shares of common stock as of December 31, 2013.

On April 22, 2013, the Company issued 10,000,000 shares to its founders for services rendered valued at $10,000.

NOTE 9 – INCOME TAXES

At December 31, 2013, the Company had a federal operating loss carry-forward of $1,519,769, which begins to expire in 2033.

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Clearance.Co

Notes to the Financial Statements

NOTE 9 – INCOME TAXES (CONTINUED)

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31,

2013:

Deferred tax assets:
Net operating loss carryforward	$ 531,919
Total deferred tax assets	531,919
Less: Valuation allowance	(531,919)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of December 31, 2013 was $531,919 which will begin to expire 2033. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2013 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2013:

Federal statutory rate	35.0%
State taxes, net of federal benefit	0.00%
Valuation allowance	(35.0%)
Effective tax rate	0.0%

NOTE 10 – RELATED PARTY TRANSACTIONS

As of December 31, 2013, the Company had notes receivable due a related party officer and shareholder totaling $349,097.  The note receivable is due upon demand and bears no interest.

NOTE 11 – SUBSEQUENT EVENTS

On March 31, 2014, the Company completed a reverse merger with publicly-held Development Capital Group, Inc. (OTC:DLPM). In exchange for all 10,767,741 Company outstanding shares, the Company received 77,527,735 shares of Development Capital Group, Inc.’s common shares for approximately 73.5% interest in Development Capital Group, Inc. The Company’s convertible note obligations totaling $803,000 were also assumed by Development Capital as part of the transaction.

On December 5, 2013, the Company approved and adopted an Incentive and Nonqualified Stock Option Plan of 2013 and reserved 5,000 shares for issuance under the plan. On December 23, 2013, the Company granted 100,000 stock options with an exercise price of $1 with a vesting period of 2 years for a 10 year term. On March 20, 2014, the Company terminated the plan and converted the outstanding options on a net exercise basis for 73,291 common shares.

On January 16, 2014, the Company completed a 200:1 common stock split. All shares and share price values presented herein have been adjusted retrospectively.

On February 1, 2014, the Company executed an unsecured promissory note with a third party for $300,000.  The loan bears 12% interest and is due on February 1, 2016 with a balloon payment of principal and accrued interest. The note is convertible into shares of the Company’s common stock at $1 per share.

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